UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2018 (June 13, 2018)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Gaylord Parkway, Suite 110, Frisco, TX	75034
(Address of Principal Executive Offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Addus HomeCare Corporation (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) on June 13, 2018. At the Annual Meeting, the Company’s stockholders (i) elected R. Dirk Allison, Mark L. First and Darin J. Gordon to serve as Class III directors for terms expiring at the 2021 annual meeting of the Company’s stockholders; and (ii) ratified the selection of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditor for fiscal year 2018. The votes on these matters were as follows:

(1)	The election of Mr. Allison, Mr. First and Mr. Gordon to serve as Class III directors for a term expiring at the 2021 annual meeting of the stockholders of the Company:

Name	For	Withhold Authority	Broker Non-Votes
(a) R. Dirk Allison	10,235,511	73,909	675,001
(b) Mark L. First	10,182,074	127,346	675,001
(c) Darin J. Gordon	10,216,132	93,288	675,001

(2)	The ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditor for fiscal year 2018:

For	Against	Abstain	Broker Non-Votes
10,938,393	45,686	342	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: June 14, 2018	By:	/s/ W. Bradley Bickham
	Name:	W. Bradley Bickham
	Title:	Executive Vice President and Chief Operating Officer